UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2014 (the “Effective Date”), VWR Funding, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of June 29, 2007, as amended by Amendment No. 1 dated as of June 4, 2012 and Incremental Amendment No. 1 dated as of January 31, 2013 (as otherwise amended, modified and supplemented as in effect on the date hereof, the “Credit Agreement”), among the Company, VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers” and each, a “Borrower”), each of the Subsidiary Guarantors, each of the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the Amendment, the Company obtained $587.5 million of senior secured U.S. dollar term loans (the “Amendment No. 2 Dollar Term Loans”) and €573.0 million of senior secured Euro term loans (the “Amendment No. 2 Euro Term Loans” and, together with the Amendment No. 2 Dollar Term Loans, the “Amendment No. 2 Term Loans”). The Amendment No. 2 Dollar Term Loans bear interest at a rate of U.S. LIBOR plus a spread of 3.25% per annum (or the alternate base rate plus 2.25% per annum) and the Amendment No. 2 Euro Term Loans bear interest at a rate of Euribor plus a spread of 3.50% per annum. The Amendment No. 2 Term Loans replaced all of the Company’s existing senior secured U.S. dollar term loans and senior secured Euro term loans that were scheduled to mature on April 3, 2017.

The final stated maturity of the Amendment No. 2 Term Loans is April 3, 2017. In addition, the Amendment provides that in the event the Company prepays, replaces or refinances all or a portion of the Amendment No. 2 Term Loans at any time prior to the six month anniversary of the Effective Date with any new long-term financing incurred primarily for the purpose of repaying, replacing or refinancing the Amendment No. 2 Term Loans at an effective interest cost or weighted average yield that is less than the interest cost or weighted average yield of the Amendment No. 2 Term Loans (excluding any indebtedness incurred in connection with a change of control), a pre-payment premium equal to 1% of the principal amount of Amendment No. 2 Term Loans being prepaid or 1% of the principal amount of the Amendment No. 2 Term Loans outstanding immediately prior to such amendment will be imposed on the Company.

The Amendment No. 2 Term Loans are guaranteed by the same subsidiaries of the Company (the “Subsidiary Guarantors”) that guarantee the existing credit facilities under the Credit Agreement. The Amendment No. 2 Term Loans and the guarantees thereof are secured by the same collateral of the Company and the Subsidiary Guarantors that secures the Company’s obligations under the Credit Agreement on a pari passu basis.

The Company paid customary fees to the arranger of this financing. The foregoing is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Company’s direct financial obligations is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 dated as of January 29, 2014 to the Credit Agreement dated as of June 29, 2007, as amended as of June 4, 2012 and as of January 31, 2013 (as further amended, supplemented or otherwise modified from time to time), among VWR Funding Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: February 4, 2014	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 dated as of January 29, 2014 to the Credit Agreement dated as of June 29, 2007, as amended as of June 4, 2012 and as of January 31, 2013 (as further amended, supplemented or otherwise modified from time to time), among VWR Funding Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent